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                                                                    EXHIBIT 99.1

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, David H. McCormick, Chief Executive Officer of FreeMarkets, Inc., hereby certify to my knowledge, and I, Joan S. Hooper, Chief Financial Officer, of FreeMarkets, Inc., hereby certify to my knowledge, that:

             (a) The Company's periodic report on Form 10-K for the annual period ended December 31, 2002 (the "Form 10-K"), fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934, as amended; and

             (b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                     * * *

CHIEF EXECUTIVE OFFICER                          CHIEF FINANCIAL OFFICER

/s/ DAVID H. MCCORMICK                           /s/ JOAN S. HOOPER
-------------------------------------------      -------------------------------------------
David H. McCormick                               Joan S. Hooper
Date: March 14, 2003                             Date: March 14, 2003